                                                       APPENDIX 1
    THIS FORM HAS IMPORTANT LEGAL CONSEQUENCES AND THE PARTIES
   SHOULD CONSULT LEGAL AND TAX OR OTHER COUNSEL BEFORE SIGNING

                            COMMERCIAL

               CONTRACT TO BUY AND SELL REAL ESTATE

                                                    June 12, 1998
1)  PARTIES AND PROPERTY.

     Marc W. Logan, Robb MacMillan and Jack Wasserman, M.D. a Professional Corporation
Buyer(s) , agree to buy, and the undersigned seller, The Southshore Corporation, agrees to sell, on the terms and conditions set forth in this contract, the following described real estate in the County of Arapaho, Colorado, to wit:

     See attached Exhibit "A":

known as 10750 East Briarwood Avenue, Englewood, Colorado 80112, together with all interest of Seller in vacated streets and alleys adjacent thereto, all assessments and other appurtenances thereto, all improvements thereon and all attached fixtures thereon, except as herein excluded (collectively the Property).

2) INCLUSIONS/EXCLUSIONS. The purchase price includes the following items (a) if attached to the Property on the date of this contract: lighting, heating, softeners, smoke/fire/burglar alarms, security devices, inside telephone wiring and connecting blocks/jacks, plants, mirrors, floor coverings, intercom systems, built-in kitchen appliances, sprinkler systems and controls; (b) if on the Property whether attached or not on the date of this contract: storm windows, storm doors, window and porch shades, awnings, blinds, screens, curtain rods, drapery rods, all keys and
(c) all personal property owned by the Seller presently located on the Property used in the operation or maintenance of the Property in its "as is" condition.

The Above-described included items (Inclusions) are to be conveyed to Buyer by Seller by bill of sale at the closing, free and clear of all taxes, liens and encumbrances, except as provided in Section
12.  The following attached fixtures are excluded from this sale:\

     NONE

3)  PURCHASE PRICE AND TERMS. The purchase price shall be
$2,000,000.00, payable in U.S. dollars by Buyer as follows:
(Complete the applicable terms below.)

     (a)  Earnest Money.

$75,000.00 in the form of cash, bank cashier s check or bank wire transfer, as earnest money deposit and part payment of the purchase price, payable to and held by Stewart Title in it s trust account on behalf of both Seller and Buyer. Stewart Title is authorized to deliver the earnest money deposit and any accrued interest to the closing agent, if any, at or before closing.

     The balance of $1,925,000.00 (purchase price less earnest money) shall be paid as follows:

     (b)  Cash at Closing.

$1,925,000.00, plus closing costs, to be paid by Buyer at Closing in Funds which comply with all applicable Colorado laws, which include cash, electronic transfer funds, certified check, savings and loan teller s check, and cashier s check (Good Funds).

     (c)  New Loan.  [See Section 4]

     (d)  Assumption.  N/A

   4. FINANCING CONDITIONS AND OBLIGATIONS.

     This offer is specifically contingent on Buyer s ability to obtain a loan of $1,400,000.00 at an interest rate not to exceed 10% for a term no less than 15 years, and an amortization rate no less than 25 years and with origination fees no greater than 3% within 45 days of CDMEC. Buyer shall deliver to seller a true copy of the financing commitment from seller s lender.

   5. APPRAISAL PROVISION.  (Check only one box.)  This Section 5

     ________shall apply     __X_____shall not apply

If this Section 5 applies, as indicated above, Buyer shall have the sole option and election to terminate this contract if the purchase price exceeds the Property s valuation as determined by an appraiser engaged by Buyer. The contract shall be terminated by the Buyer causing the Seller to receive written notice from lender which confirms the Property s valuation is less than the purchase price, on or notice of termination on or before the appraisal deadline, Buyer waives any right to terminate under this section.

   6. COST OF APPRAISAL. Cost of any appraisal to be obtained after the date of this contract shall be timely paid by Buyer.

   7. ASSIGNABLE. This contract shall be assignable by Buyer with Seller s prior written consent; such consent shall not be unreasonably withheld. It is anticipated that Buyer s will be organizers, incorporators or founders of a business entity, such as a corporation or limited liability company formed to hold title to the Southshore Property. Except as so restricted, this contract shall inure to the benefit of and be binding upon the heirs, personal representatives, successors and assigns of the parties.

   8. EVIDENCE OF TITLE. Seller shall furnish to Buyer, at Seller s expense, a current commitment for owner s title insurance policy in an amount equal to the purchase price on or before 14 CDMEC (Title Deadline). Buyer may require of Seller that copies of instruments listed in the schedule of exceptions (Exceptions) in the title insurance commitment also be furnished to Buyer at Seller s expense. This requirement shall pertain only to instruments shown of record in the office of the clerk and recorder of the designated county or counties. The title insurance commitment, together with any copies of instruments furnished pursuant to this Section 8, constitute the title documents (Title Documents). Buyer, or Buyer s designee, must request Seller, in writing, to furnish copies of instruments listed in the schedule of exceptions no later than 10 calendar days after title Deadline. Seller will pay the premium at closing and have the title insurance policy delivered to Buyer as soon as practicable after closing.

   9. TITLE.

      (a)Title Review. Buyer shall have the right to inspect the title Documents. Written notice by Buyer of unmerchantability of title or of any other unsatisfactory title condition shown by the Title Documents shall be signed by or on behalf of Buyer and given to Seller on or before 10 calendar days after Title Deadline, or within five (5) calendar days after receipt by Buyer of any Title Document(s) or endorsement (s) adding new Exception(s) to the title commitment together with a copy of the Title Document adding new Exception(s) to title. If seller does not receive Buyer s notice by the date(s) specified above, Buyer accepts the condition of title as disclosed by the Title Documents as satisfactory.

      (b)Matters Not Shown by the Public Records. Seller shall deliver to Buyer, on or before the Title Deadline set forth in
Section 8, true copies of all lease(s) and survey(s) in Seller s possession pertaining to the Property and shall disclose to Buyer all easements, liens or other title matters not shown by the public records of which Seller has actual knowledge. Buyer shall have the right to inspect the Property to determine if any third party(s) has any right in the Property not shown by the public records (such as an unrecorded easement, unrecorded lease, or boundary line discrepancy). Written notice of any unsatisfactory condition (s) disclosed by Seller or revealed by such inspection shall be signed by or on behalf of Buyer and given to Seller on or before 30 CDMEC. If Seller does not receive Buyer s notice by said date, Buyer accepts title subject to such rights, if any, of third parties of which Buyer has actual knowledge.

      (c)Right to Cure. If Seller receives notice of unmerchantability of title or any other unsatisfactory title condition(s) as provided in subsection (a) or (b) above, Seller shall use reasonable effort to correct said unsatisfactory title condition(s) on or before the date of closing, this contract shall then terminate; provided, however, Buyer may, by written notice received by Seller, on or before closing, waive objection to said unsatisfactory title conditional(s).

  10. INSPECTION. Buyer or any designee shall have the right to have inspection(s) of the physical condition of the Property and Inclusions at Buyer s expense. If written notice of any unsatisfactory condition, signed by or on behalf of Buyer, is not received by Seller on or before 45 CDMEC (Objection Deadline), the physical condition of the Property and Inclusions shall be deemed to be satisfactory to Buyer. If such notice is received by Seller as set forth above, and if Buyer and Seller have not agreed, in writing, to a settlement thereof on or before 60 CDMEC (Resolution Deadline), this contract shall terminated three calendar days following the Resolution Deadline, and the Deposit shall be returned; unless, within the three calendar days, Seller receives written notice from Buyer waiving objection to any unsatisfactory conditions. Buyer is responsible for and shall pay for any damage which occurs to the Property and Inclusions as a result of such inspection.

  11. DATE OF CLOSING. The date of closing shall be 90 CDMEC, or by mutual agreement at an earlier date. The place of closing shall be at Stewart Title, 50 South Steele Street, Suite 600, Denver,
Colorado, at an hour to be mutually agreed upon.

  12. TRANSFER OF TITLE. Subject to tender or payment at closing as required herein and compliance by Buyer with the other terms and provisions hereof, Seller shall execute and deliver a good and sufficient General Warranty deed to Buyer, on closing, conveying the Property free and clear of all taxes except the general taxes for the year of closing, and except none other. Title shall be conveyed free and clear of all liens for special improvements installed as of the date of Buyer s signature hereon, whether assessed or not, except (I) distribution utility assessments (including cable TV), (ii) those matters reflected by the Title Documents accepted by Buyer in accordance with subsection 9(a),
(iii) those rights, if any, of third parties in the property not shown by the public records in accordance with subsection 9(b),
(iv) inclusion of the Property within any special taxing district, and (v) subject to building and zoning regulations.

  13. PAYMENT OF ENCUMBRANCES. Any encumbrance required to be paid shall be paid by Seller at or before closing from the proceeds of this transaction or from any other source.

  14. CLOSING COSTS, DOCUMENTS AND SERVICES. Buyer and Seller shall pay, in Good Funds, their respective closing costs and all other items required to be paid at closing, except as otherwise provided herein. Buyer and Seller shall sign and complete all customary or required documents at or before closing. Fees for real estate closing services shall not exceed $400.00 and shall be paid at closing by Buyer and Seller equally. The local transfer tax,if any, shall be paid at closing by Seller. Any sales and use tax that may accrue because of this transaction shall be paid when due by Buyer.

  15. PRORATIONS. General taxes for the year of closing, based on the most recent levy and the most recent assessment, rents, water and sewer charges, owner s association dues, and other similar items shall be prorated to date of closing.

  16. POSSESSION. Possession of the Property shall be delivered to Buyer as follows:

     On date of delivery of deed at the Closing.

If Seller, after closing, fails to deliver possession on the date herein specified, Seller shall be subject to eviction and shall be additionally liable to Buyer for payment of $1,000 per day from the date of agreed possession until possession is delivered.

  17. CONDITION OF AND DAMAGE TO PROPERTY. Except as otherwise provided in this contract, the Property and Inclusions shall be delivered in the condition existing as of the date of this contract, ordinary wear and tear excepted. In the event the Property shall be damaged by fire or other casualty prior to time of closing, in an amount of not more than ten percent of the total purchase price, Seller shall be obligated to repair the same before the date of closing. In the event such damage is not repaired within said time or if the damages exceed such sum, this contract may be terminated at the option of Buyer and all Deposits shall be immediately returned. Should Buyer elect to carry out this contract despite such damage, Buyer shall be entitled to credit for all the insurance proceeds resulting from such damage to the Property and Inclusions, not exceeding, however, the total purchase price. Should any Inclusion(s) or Service(s) fail or be damaged between the date of this contract and the date of closing or the date of possession, whichever shall be earlier, then Seller shall be liable for the repair or replacement of such Inclusion(s) or service(s) with a unit of similar size, age and quality, or an equivalent credit, less any insurance proceeds received by Buyer covering such repair or replacement.

  18. TIME OF ESSENCE/REMEDIES. Time is of the essence hereof. If any note or check received as earnest money hereunder or any other payment due hereunder is not paid, honored or tendered when due, or if any other obligation hereunder is not performed or waived as herein provided, there shall be the following remedies:

     (a)  IF BUYER IS IN DEFAULT:  (Check one box only.)

     (1)  Specific Performance.  N/A

     (2) Liquidated Damages. All payments and things of value received hereunder shall be forfeited by Buyer and retained on behalf of Seller and both parties shall thereafter be released from all obligations hereunder. It is agreed that such payments and things of value are LIQUIDATED DAMAGES and (except as provided in subsection (c) are SELLER S SOLE AND ONLY REMEDY for Buyer s failure to perform the obligations of this contract. Seller expressly waives the remedies of specific performance and additional damages.

     (b) IF SELLER IS IN DEFAULT: Buyer may elect to treat this contract as cancelled, in which case all payments and things of value received hereunder shall be returned and Buyer may recover such damages as may be proper, or Buyer may elect to treat this contract as being in full force and effect and Buyer shall have the right to specific performance or damages, or both.

     (c) COSTS AND EXPENSES: Anything to the contrary herein notwithstanding, in the event of any arbitration or litigation arising out of this contract, the arbitrator or court shall award to the prevailing party all reasonable costs and expenses, including attorney fees.

  19. EARNEST MONEY DISPUTE. Notwithstanding any termination of this contract, Buyer and Seller agree that, in the event of any controversy regarding the earnest money and things of value held by broker or closing agent, unless mutual written instructions are received by the holder of the earnest money and things of value, broker or closing agent shall not be required to take any action but may await any proceeding, or at broker s or closing agent s option and sole discretion, may interplead all parties and deposit any moneys or things of value into a court of competent jurisdiction and shall recover court costs and reasonable attorney fees.

  20. ALTERNATIVE DISPUTE RESOLUTION: MEDIATION. If a dispute arises relating to this contract, and is not resolved, the parties involved in such dispute (Disputants) shall first proceed in good faith to submit the matter to mediation. The Disputants will jointly appoint an acceptable mediator and will share equally in the cost of such mediation. In the event the entire dispute is not resolved within thirty (30) calendar days from the date written notice requesting mediation is sent by one Disputant to the other(s), the mediation, unless otherwise agree, shall terminate. This section shall not alter any date in this contract, unless otherwise agreed.

  21. ADDITIONAL PROVISIONS: (The language of these additional provisions has not been approved by the Colorado Real Estate
Commission.)

See attached Addendum for Additional Provisions, Paragraphs a) through o).

  22. RECOMMENDATION OF LEGAL COUNSEL. By signing this document, Buyer and Seller acknowledge that the Selling Company or the Listing Company has advised that this document has important legal consequences and has recommended the examination of title and consultation with legal and tax or other counsel before signing this contract.

  23. TERMINATION. In the event this contract is terminated, all payments and things of value received hereunder shall be returned and the parties shall be relieved of all obligations hereunder, subject to Section 19.

  24. SELLING COMPANY BROKER RELATIONSHIP.  The selling broker,
(none), and its salespersons have been engaged as (none). Selling Company has previously disclosed in writing to the Buyer that different relationships are available which include buyer agency, seller agency, subagency, or transaction-broker.

  25. NOTICE TO BUYER. Any notice to Buyer shall be effective when received by Buyer, or if this box is checked ______ when received by Selling Company.

  26. NOTICE TO SELLER. Any notice to Seller shall be effective when received by Seller or Listing Company.

  27. MODIFICATION OF THIS CONTRACT. No subsequent Modification of any of the Terms of this contract shall be valid, binding upon the parties, or enforceable unless made in writing and signed by the parties.

  28. ENTIRE AGREEMENT. This contract, along with the attached ADDENDUM, paragraphs a) through p), constitutes the entire contract between the parties relating to the subject hereof, and any prior agreements pertaining thereto, whether oral or written, have been merged and integrated into this contract.

  29. NOTICE OF ACCEPTANCE: COUNTERPARTS. This proposal shall expire unless accepted in writing, by Buyer and Seller, as evidenced by their signatures below, and the offering party receives notice of such acceptance on or before June 16, 1998 at 5:30 P. M. MST (Acceptance Deadline). If accepted, this document shall become a contract between Seller and Buyer. A copy of this document may be executed by each party, separately, and when each party has executed a copy thereof, such copies taken together shall be deemed to be a full and complete contract between the parties.

Marc W. Logan
Robb MacMillan
Jack Wasserman, M.D. a Professional Corporation
9361 S. Princeton Lane
Highlands Ranch, Colorado 80126

BUYER:  /s/ Marc W. Logan                       DATE:  6/16/98
By: Marc W. Logan

BUYER:  /s/ Robb MacMillan                      DATE:  6/16/98
By: Robb MacMillan

BUYER:  /s/ Jack Waserman, M.D.                 DATE:  6/16/98
By: Jack Wasserman, M.D. a Professional Corporation


SOUTHSHORE CORPORATION
10750 East Briarwood Avenue
Englewood, Colorado  80112


SELLER:  /s/ Kenneth M. Dalton                  DATE:  6/16/98
By: Kenneth M. Dalton, President

                             ADDENDUM

To that certain Commercial Contract to Buy and Sell Real Estate dated June 12, 1998 by and between Marc W. Logan, Robb MacMillan and Jack Wasserman, M.D. a Professional Corporation as Buyer, and Southshore Corporation, as Seller, concerning certain real property located at 10750 East Briarwood Avenue, Englewood, Colorado. If any provision in the printed form of said contract is inconsistent with any provision contained herein, then and in that event the provision contained in this Addendum shall control.

  21.  ADDITIONAL PROVISIONS:

   a)Hazardous Materials/ADA Disclosure. The parties acknowledge that various materials utilized in the construction of any improvements situated on the Property may contain materials that may have been or may be in the future determined to be toxic, hazardous or undesirable ("Hazardous Materials"), and may need to be specifically treated or removed. In addition, the land ("Land") upon which the Property is situated may have been subjected to underground sources. Current and future federal, state and local laws may require the cleanup of the Hazardous Materials at the expense of those parties who have been in the chain of title of ownership of the Property. The parties further acknowledge that the Property may be subject to the Americans With Disabilities Act ("ADA"), a federal law, which requires, among other matters, that tenants and/or owners of "public accommodations" remove barriers in order to make the Property accessible by disabled persons and provide auxiliary aids and services for hearing, vision or speech impaired persons. Seller warrants that a Phase I Environmental Report has been prepared in the last 60 days and that no hazards of any kind were shown.

   b)Inspection. Section 10 shall be amended by the addition of the following language: The term "inspection" shall include but not be limited to an inspection of the roof, walls, structural integrity of the Property, and inspection of the inclusions, and a determination of the existence or nonexistence of asbestos and urea formaldehyde insulation or lead-based paint, PCB transformers, radon gas, hazardous or toxic substances, and/or underground storage tanks in or on the Property and all books, records, maintenance agreements, construction documents or any other documents relating to the waterpark, it s finances or operation. The Buyer shall not permit any mechanic s or materialmen s liens to be filed against the Property and hereby indemnifies and holds the Seller harmless from and against any liability, damage, expense or cost which may be incurred by the Seller in connection with any mechanic s or materialmen s liens which may be filed against the Property as a result of the provisions of this contract. This indemnity shall specifically include attorneys fees and any costs incurred by the Seller to enforce this indemnity.

   c)Calendar Days. In the event any date called for herein falls on a Saturday, Sunday or Federal or State holiday, said date shall be extended to the next business day following such Saturday, Sunday or Federal or State holiday.

   d)CDMEC. As used in this contract, the term "CDMEC" shall be defined as calendar days from mutual execution of this contract.

   e)Survey. On or before sixty (60) calendar days from the waiver or satisfaction of the contingencies set forth in Section 10 and 21
(e), Seller shall furnish to Buyer, at Seller s expense, a current monumented or pinned Improvement Survey Plat ("Survey") prepared by a land surveyor licenses in the State of Colorado. The Survey shall be verified to Seller, Buyer, and the title insurance company and performed on the Property and shall show thereon the correct legal description, acreage and square footage; location of all fences, hedges or walls on or within two (2) feet of all sides of all boundaries of the Property; all boundary line dimensions; the dimension and location of all improvements; any and all ditches, easements, rights-of-way, and adjacent roadways, if any; and the location of all visible utilities on the Property and all underground utilities for which there is visible surface Property and all underground utilities for which there is visible surface evidence. The Survey shall reflect all exceptions to title (where applicable) as reflected on the title commitment and shall disclose that a physical inspection on the Property revealed no improvements situated upon or adjacent to the Property are the subject of any encroachments, and that no easements or rights-of-way have been physically violated in any respect. In the event the items reflected in the Survey are not in conformance with the provisions of this paragraph and written notice of Buyer s objections is received by Seller within seven (7) calendar days from the date of receipt of said Survey by Buyer, Seller shall have a period of seven (7) calendar days from the date of receipt of said notice in which to cure any such defects. In the event such defects are not cured within said seven (7) calendar-day period, this contract shall terminate at Buyer s option. If said written notice of Buyer s objections to the Survey is not received by Seller or if Buyer elects to waive the objections to the Survey, the Survey shall be accepted and this contract shall remain in full force and effect.

Seller shall deliver to Buyer the foregoing items, in Seller s possession, within seven (7) calendar days from mutual execution of this contract. If Buyer is not satisfied with the results of said examination and written notice thereof is received by Seller within thirty (30) calendar days from the mutual execution of this contract, this contract shall terminate. If said written notice is not received by the Seller within the time period specified above, this contingency shall be waived and the contract shall remain in full force and effect.

   f)Health and Hospitals Notice. Seller represents that as of this date no notices, either written or verbal, have been received from the Department of Health and Hospitals or from any local, county, state or federal governmental agency requiring corrective measures to the Property. If any such notices are received prior to closing, Seller agrees to disclose the same, in writing, to Buyer immediately upon receipt thereof. Upon the receipt of any notice, Seller shall have a period of thirty (30) calendar days in which to correct and cure the defect. The closing shall take place five (5) calendar days after said 30-calendar-day period expires, unless such date falls on a Saturday, Sunday or Federal or State holiday, in which event the closing shall take place on the next business day following such Saturday, Sunday or Federal or State holiday or on the date of closing a set forth in the contract, whichever is later. However, in the event the defect is not cured within said 30-calendar-day period, this contract shall terminate
at Buyer   option.  If Buyer is not satisfied with Seller s cure of
any defects and written notice thereof is received by Seller within two (2) calendar days after said 30-calendar-day period expires, this contract shall terminate. If said written notice is not received by Seller within the time period specified above, the provisions of this paragraph shall be waived and this contract shall remain in full force and effect.

   g)Management and Maintenance. Seller agrees to continue reasonable management and maintenance of the improvements on the Property from and after the date of mutual execution of this contract to the closing date, to commit no waste or nuisance and not to knowingly violate any zoning ordinance or building permit. Seller agrees that all insurance shall be kept in effect by the Seller until the closing date. Seller further agrees to maintain the Property in good repair and in the same condition, ordinary wear and tear excepted, as of this date and not to remove any personal property from the Property. Seller further agrees to assign to Buyer on the closing date all existing contractors or manufacturers warranties on the Property, if any. Seller shall complete replacement of all stairways.

   h)Notice Provision. All notices, demands and requests required to be given by either party to the other shall be in writing and shall either be hand mail, return receipt requested, postage prepaid, addressed to the parties at the addresses set forth herein or at such other addresses as the parties may designate in writing delivered pursuant to this provision. Any notice when given as provided herein shall be deemed to have been delivered on the date personally served or transmitted by facsimile, or two (2) calendar days subsequent to the date that said notice was deposited with the United States Postal Service.

   i)Fax Transmittals. The Buyer and Seller agree that a facsimile transmittal of this contract shall be considered as an originally executed document and shall be binding upon the parities hereto.

The Buyer and Seller further agree that each, originally executed contract which was transmitted by facsimile shall be delivered to the appropriate party via U.S. mail, messenger, or other acceptable delivery service within seven (7) calendar days from the date of said facsimile transmittal.

   j)Indemnification. Seller shall not permit any mechanic s or materialmen s liens to be filed against the Property and hereby indemnifies and holds the Buyer harmless from and against any liability, damage, expense or cost which may be incurred by the Buyer in connection with any mechanic s or materialmen s liens which may be filed against the Property as a result of the provisions of this contract. This indemnity shall specifically include attorney s fees and any costs incurred by the Buyer to enforce this indemnity.

   k)Lien Release. This contract is contingent upon Seller obtaining agreement with the approximately 35 holders of $955,000 in 10% notes secured by the indenture which is security for the loan.

   l)Shareholder Approval. The proposed sale of the Southshore Property is subject to a vote of shareholders of Southshore at a meeting duly called for that purpose and pursuant to a Proxy Statement or Information Statement to be filed with and cleared by the U.S. Securities and Exchange Commission as soon as possible and prior to closing.

If such shareholder approval is not forthcoming and Buyer is ready, willing and able to perform under the terms and conditions of this contract, Seller will immediately reimburse Buyer for all actual and documented costs and expenses of Due Diligence of the Southshore Property incurred by principals, excluding any fees or salaries paid to principles. These costs shall not exceed $75,000.00. Seller shall receive all copies of reports and Due Diligence if Board approval is not obtained and upon reimbursement of expenses to Buyer.

   m)Seller acknowledges that Buyers are licensed Real Estate
Brokers acting on their own behalf as principles.

   n)Buyers acknowledge that Seller has obtained a backup purchase arrangement for the Southshore Property from South Suburban Parks and Recreation District, subject to approval by Arapahoe, Jefferson and Douglas Counties. Buyers agree that neither they nor their agents, employees, attorneys, nor assigns will interfere, directly or indirectly, in any process, hearing or decision making procedure whereby the foregoing counties consider or decide said matter.

   o)Buyer agrees that Seller may, at it s option, deem this contract terminated on the 45th day of CDMEC if buyer has not delivered to Seller a financing commitment letter. The deposit will be returned in full to Buyer at that time. Seller thereafter shall be free to contract with South Suburban Park and Recreation District.